Exhibit 99.1

SUB-ZERO WINTER COOLS

NATIONAL BEVERAGE CORP.’S

EXCEPTIONAL PERFORMANCE

FORT LAUDERDALE, FL, March 5, 2014 . . . National Beverage Corp. (NASDAQ:FIZZ) today reported results for the nine months ended January 25, 2014.

“This phenomenal winter, with temperatures and conditions not witnessed in over 50 years, created several first-time circumstances for us at National Beverage Corp.,” stated Nick A. Caporella, Chairman and Chief Executive Officer.

Solid Fact: Operational Closings – more than in previous 20 year totals.

Solid Fact: Distressed Arrivals of Employees – Raw Material Arrival Delays – Finished Goods Delivery Delays.

Solid Fact: A Segment of Power + Brand Performance exceeded prior year’s period by 40%!

For the nine months ended January 25, 2014 and January 26, 2013 –

(in thousands, except EPS)

●	Revenues	$476,793	$494,140
●	Optg. Income	$48,039	$52,927
●	Net Income	$31,703	$34,823
●	EPS	$.67	$.75
●	EBITDA*	$57,088	$61,183

For the Trailing Twelve Months ended January – (in millions, except EPS)

	Sales		Net Income	EBITDA*	EPS
2014	$ 644.7	6.8%	$ 43.8	$ 77.7	$ .93
2013	$ 659.6	7.0%	$ 46.4	$ 81.2	$1.00
2012	$ 615.6	7.1%	$ 43.5	$ 76.6	$ .94

-more-

National Beverage Corp.

“Humbling as these winter conditions were on our performance, they grievously dashed our sincere hope to deliver on our word . . . as previously expressed in prior releases. We sincerely apologize for this . . .

Notwithstanding our contrite spirit, nothing that we have previously stated about our future outlook has been diminished in the slightest! Our Solid Fact Three is more than exciting and, further, Oscar night = LaCroix night as Ellen DeGeneres’ infamous tweet (and retweet – shutting down Twitter) was followed by LaCroix! 11 million saw this one, maybe more!!” Caporella exclaimed.

“A great phenomenon too – yes, a howling, icy, unprecedented winter only further confirmed our determined commitment to healthy, all-natural soft drinks, no matter what the weather happens to be – (Solid Fact Three)! And, very soon, a new Shasta or maybe a return to the original past – except this Shasta will have a 'secret' . . . shhh!

National Beverage's ultimate shareholder value will depend on maximizing the Power + Brands performance through more strategic distribution channels.

Again . . . Team National, while sincerely disappointed, is diligently driven in our commitment to serve you . . .” concluded Caporella.

National Beverage’s iconic brands are the genuine essence . . . of America.

“Patriotism” – If Only We Could Bottle It!

Fun, Flavor and Vitality . . . the National Beverage Way

-more-

National Beverage Corp.

National Beverage Corp.
Consolidated Results for the Nine Months Ended
January 25, 2014 and January 26, 2013
(in thousands, except per share amounts)

	Nine Months Ended
	January 25,	January 26,
	2014	2013

Net Sales	$476,793	$494,140

Net Income	$31,703	$34,823

Net Income Per Share
Basic	$.67	$.75
Diluted	$.67	$.75

Average Common Shares Outstanding
Basic	46,330	46,304
Diluted	46,516	46,478

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include fluctuations in costs, changes in consumer preferences and other items and risk factors described in the Company's Securities and Exchange Commission filings. The Company disclaims an obligation to update any such factors or to publicly announce the results of any revisions to any forward-looking statements contained herein to reflect future events or developments.

*Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). Management believes, however, that certain non-GAAP financial measures may provide users of this financial information with additional insights into the operating performance of the business and to also serve as widely accepted measures for comparing operating performance with other companies. The reconciliation of Net Income (GAAP) to EBITDA (Non-GAAP) is as follows: (in thousands)

Nine Month Periods: January 25, 2014 Net Income (GAAP) of $31,703 plus Depreciation and Amortization of $8,909 plus Net Interest Expense $505 plus Provision for Income Taxes of $15,971 equals EBITDA (Non-GAAP) of $57,088. January 26, 2013 Net Income (GAAP) of $34,823 plus Depreciation and Amortization of $8,435 plus Net Interest Expense $145 plus Provision for Income Taxes of $17,780 equals EBITDA (Non-GAAP) of $61,183.

Twelve Month Periods: January 25, 2014 Net Income (GAAP) of $43,800 plus Depreciation and Amortization of $11,476 plus Net Interest Expense $726 plus Provision for Income Taxes of $21,722 equals EBITDA (Non-GAAP) of $77,724. January 26, 2013 Net Income (GAAP) of $46,354 plus Depreciation and Amortization of $11,123 plus Net Interest Expense $139 plus Provision for Income Taxes of $23,585 equals EBITDA (Non-GAAP) of $81,201. January 28, 2012 Net Income (GAAP) of $43,549 plus Depreciation and Amortization of $10,452 plus Net Interest Expense $41 plus Provision for Income Taxes of $22,595 equals EBITDA (Non-GAAP) of $76,637.